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Auditors’ letter regarding change in auditor

Securities and Exchange Commission
Washington, D.C. 20549

Re: Companhia de Saneamento Básico do Estado de São Paulo – SABESP

File No. 15.2.

Dear Sir or Madam:

We have read Item 16F of Form 20-F of Companhia de Saneamento Básico do Estado de São Paulo – SABESP for the year ended December 31, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours.

/s/ BDO RCS Auditores Independentes SS Ltda.

São Paulo, Brazil

April 29, 2026